Exhibit 15

                    AMERICAN MATURITY LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY


                               Lizabeth H. Zlatkus
                                Stephen T. Joyce
                                 Thomas M. Marra
                             Ernest M. McNeill, Jr.
                                 Joseph J. Noto
                             Christine Hayer Repasy
                                 John C. Walters
                              David M. Znamierowski


do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Colleen B. Pernerewski, W. Michael Stobart, and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of American Maturity Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby jointly and severally ratify such signatures heretofore made by such persons.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

By: ______________________________        Dated as of February 16, 2004
Lizabeth H. Zlatkus

By: ______________________________        Dated as of February 16, 2004
Stephen T. Joyce

By: ______________________________        Dated as of February 16, 2004
Thomas M. Marra

By:  _____________________________        Dated as of February 16, 2004
Ernest M. McNeill, Jr.

By:  _____________________________        Dated as of February 16, 2004
Joseph J. Noto

By:  _____________________________        Dated as of February 16, 2004
Christine Hayer Repasy

By:  _____________________________        Dated as of February 16, 2004
John C. Walters

By:  _____________________________        Dated as of February 16, 2004
David M. Znamierowski